UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2010

Tyson Foods, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State of incorporation or other jurisdiction)

001-14704
(Commission File Number)

71-0225165
(IRS Employer Identification No.)

2200 Don Tyson Parkway, Springdale, AR 72762-6999
(479) 290-4000
(Address, including zip code, and telephone number, including area code, of
Registrant's principal executive offices)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 5, 2010, the annual meeting of shareholders of Tyson Foods, Inc. (the "Company") was held.  Matters voted on by shareholders included (i) the election of directors of the Company's board, (ii) reapproval of the Company's annual incentive compensation plan for senior executive officers, (iii) ratification of the Company's selection of PricewaterhouseCoopers LLP ("PwC") as the Company's independent registered public accounting firm for the fiscal year ending October 2, 2010, (iv) a shareholder proposal requiring a report on the measures undertaken by the Company to prevent runoff and other forms of water pollution ("Proposal 1"), (v) a shareholder proposal to expand the Company's sustainability report to describe how the Company will reduce the environmental impacts of Company-owned farms and contract animal farms ("Proposal 2"), and (vi) a shareholder proposal related to the use of antibiotics in swine production ("Proposal 3").  The results of the shareholders' votes are reported below.

(i)	With respect to the election of the slate of directors chosen by the board:

Votes For	922,983,370
Votes Against	0
Votes Abstained	3,183,487
Broker Non-Votes	31,788,856

The following directors were elected by the indicated votes:

Directors	Votes For	Votes Withheld
Don Tyson	919,695,651	6,471,206
John Tyson	918,210,182	7,956,676
Lloyd V. Hackley	833,715,634	92,451,223
Jim Kever	917,343,826	8,823,031
Kevin M. McNamara	833,817,008	92,349,849
Brad T. Sauer	826,040,955	100,125,902
Robert Thurber	833,746,632	92,420,225
Barbara A. Tyson	917,654,631	8,512,226
Albert C. Zapanta	921,886,992	4,279,865

(ii)	Reapproval of the annual incentive compensation plan for senior executive officers:

Votes For	916,614,328
Votes Against	9,179,053
Votes Abstained	373,474
Broker Non-Votes	31,788,856

(iii)	Ratification of the selection of PwC:

Votes For	956,600,161
Votes Against	1,173,517
Votes Abstained	182,032

(iv)	Proposal 1:

Votes For	86,154,949
Votes Against	774,880,968
Votes Abstained	65,130,937
Broker Non-Votes	31,788,856

(v)	Proposal 2:

Votes For	72,309,059
Votes Against	786,487,650
Votes Abstained	67,370,146
Broker Non-Votes	31,788,856

(vi)	Proposal 3:

Votes For	7,565,667
Votes Against	857,499,865
Votes Abstained	61,101,324
Broker Non-Votes	31,788,856

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

	By:	/s/ R. Read Hudson
	Name:	R. Read Hudson
	Title:	Vice President, Associate General
Counsel and Secretary

Date: February 11, 2010